SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 30, 1998

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


Delaware                             1-10176          36-3627010
(State of other jurisdiction       (Commission       (IRS Employer
   of incorporation)                File Number)    Identification No.)



100 Field Drive, Lake Forest, Illinois                      60045
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     On April 30, 1998, the Registrant entered into a Waiver Agreement dated as of April 30, 1998 between the Registrant and certain lenders, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          99.1 Waiver Agreement dated as of April 30, 1998 between the Registrant and certain lenders.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  May 11, 1998      By: /s/ Patrick J. O'Malley
                         Its: Chief Accounting Officer
                              and Assistant Secretary